# State of Florida

## Department of State

I certify from the records of this office that GMS CAPITAL CORP. is a corporation organized under the laws of the State of Florida, filed on September 18, 2007.

The document number of this corporation is P07000104012.

I further certify that said corporation has paid all fees due this office through December 31, 2007, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

I further certify that this is an electronically transmitted certificate authorized by section 15.16, Florida Statutes, and authenticated by the code, 207A00055212-091907-P07000104012-1/1, noted below.

Authentication Code: 207A00055212-091907-P07000104012-1/1

Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Nineteenth day of September, 2007

Kurt S. Browning
Secretary of State

September 19, 2007

FLORIDA DEPARTMENT OF STATE
Division of Corporations

GMS CAPITAL CORP.
1224 WASHINGTON AVENUE
MIAMI BEACH, FL 33139

The Articles of Incorporation for GMS CAPITAL CORP. were filed on September 18, 2007, and assigned document number P07000104012. Please refer to this number whenever corresponding with this office.

Enclosed is the certification requested. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H07000232489.

A corporation annual report/uniform business report will be due this office between January 1 and May 1 of the year following the calendar year of the file/effective date year. A Federal Employer Identification (FEI) number will be required before this report can be filed. Please apply NOW with the Internal Revenue Service by calling 1-800-829-3676 and requesting form SS-4 or by going to their website at www.irs.ustreas.gov.

Please be aware if the corporate address changes, it is the responsibility of the corporation to notify this office.

Should you have questions regarding corporations, please contact this office at the address given below.

Valerie Herring
Document Specialist
New Filings Section
Division of Corporations

Letter Number: 207A00055212

H07000232489

# ARTICLES OF INCORPORATION

## Article I. Name

The name of this Florida corporation is:
GMS Capital Corp.

## Article II. Address

The street and mailing address of the Corporation's initial principal office is:
GMS Capital Corp.
1224 Washington Avenue
Miami Beach FL 33139

## Article III. Registered Agent

The name and address of the Corporation's registered agent is:
Corporate Creations Network Inc.
11380 Prosperity Farms Road #221E
Palm Beach Gardens FL 33410

## Article IV. Board of Directors

The name of each member of the Corporation's Board of Directors is:

George Metrakos

The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.

Corporate Creations International Inc.
11380 Prosperity Farms Road #221E
Palm Beach Gardens FL 33410
(561) 694-8107

H07000232489

Article V. Capital Stock

The Corporation shall have the authority to issue 125,000,000 shares of common stock, par value $.001 per share.

Article VI. Incorporator

The name and address of the incorporator is:
Corporate Creations International Inc.
11380 Prosperity Farms Road #221E
Palm Beach Gardens FL 33410

Article VII. Corporate Existence

These Articles of Incorporation shall become effective and the corporate existence will begin on September 18, 2007.

The undersigned incorporator executed these Articles of Incorporation on September 18, 2007 .

A. Howard

CORPORATE CREATIONS INTERNATIONAL INC.
Angela E. Howard Assistant Secretary

Corporate Creations International Inc.
11380 Prosperity Farms Road #221E
Palm Beach Gardens FL 33410
(561) 694-8107

H07000232489

# CERTIFICATE OF DESIGNATION
# REGISTERED AGENT/OFFICE

CORPORATION:
GMS Capital Corp.

REGISTERED AGENT/OFFICE:
Corporate Creations Network Inc.
11380 Prosperity Farms Road #221E
Palm Beach Gardens FL 33410

I agree to act as registered agent to accept service of process for the corporation named above at the place designated in this Certificate. I agree to comply with the provisions of all statutes relating to the proper and complete performance of the registered agent duties. I am familiar with and accept the obligations of the registered agent position.

CORPORATE CREATIONS NETWORK INC.
Angela E. Howard, Assistant Secretary

Date: 9/18/2007.

Corporate Creations International Inc.
11380 Prosperity Farms Road #221E
Palm Beach Gardens FL 33410
(561) 694-8107